STANDSTILL AND WAIVER AGREEMENT

This STANDSTILL AND WAIVER AGREEMENT (the “Agreement”) is entered into as of March 23, 2017 (the “Execution Date”), by and among Pineapple Express Inc. (“PNPL”) and Matthew Feinstein (“Mr. Feinstein”), THC Industries, LLC (“THC LLC”), Ramsey Houston Salem, both individually and in his capacity as Stockholder Representative (“Mr. Salem”), LKP Global Law, LLP (“LKP Global Law”) and Ana Montoya (Ms. Montoya and together with Mr. Salem and LKP Global Law, collectively, the “Noteholders”). PNPL, Mr. Feinstein, THC LLC, Stockholder Representative and the Noteholders may be referred to collectively herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization dated February 12, 2016 by and among PNPL, Merger Sub, THC LLC, THC Industries, Inc., Mr. Salem (in his capacity as Stockholder Representative) and the Noteholders (the “Merger Agreement”), PNPL issued those certain Secured Notes dated February 17, 2016 (the “Secured Notes”) to the Noteholders for an aggregate principal amount of $600,000 that was payable to the Noteholders in two equal installments on April 18, 2016 and May 18, 2016, respectively, and PNPL and THC LLC also entered into that certain Employment Agreement with Mr. Salem dated February 12, 2016 (the “Employment Agreement”).

WHEREAS, PNPL, THC LLC and Mr. Feinstein acknowledge, confirm and agree that those certain Specified Defaults (as defined in the Forbearance Agreement) by PNPL and THC LLC of the terms of the Secured Notes, the Merger Agreement and the Employment Agreement have occurred and are continuing, and that Stockholder Representative, for the benefit of the Noteholders, continues to have valid, enforceable, perfected and unavoidable first-priority liens upon and security interests in the Company Assets and the Company Owned Intellectual Property Rights under the terms of the Transaction Documents.

WHEREAS, PNPL, THC LLC, Mr. Feinstein, Stockholder Representative and the Noteholders entered into that certain Forbearance Agreement dated August 5, 2016 (the “Forbearance Agreement”), setting forth the terms and conditions under which the Noteholders and Stockholder Representative agreed to forbear from exercising any and all of its rights and remedies to which they became entitled as a result of the Specified Defaults by PNPL and THC LLC, and that, in such agreement, PNPL and THC LLC expressly agreed that if a Forbearance Default occurred, then the Noteholders would automatically entitled to all of the Forbearance Default Remedies (as defined below), without the requirement of any further demand, presentment, protest, notice or other requirement of any kind being required of the Noteholders or the Stockholder Representative in order for such remedies to be deemed automatically and irrevocably effective.

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WHEREAS, PNPL, THC LLC and Mr. Feinstein hereby acknowledge, confirm and agree that multiple Forbearance Defaults have occurred as of December 4, 2016 and are continuing under the terms of the Forbearance Agreement because PNPL and THC LLC have failed to timely comply with the terms and conditions of the Forbearance Agreement including but not limited to: (a) PNPL’s failure to timely deliver the Final Note Payment to the Noteholders; (b) PNPL’s continuing failure to deliver those certain installment payments to THC LLC as required under Section 7.5(a) of the Merger Agreement (collectively, the “THC LLC Installment Payments”); (c) PNPL’s failure to timely deliver payment of all amounts due to Mr. Salem under the Salem Note; and (d) PNPL’s continuing breach of the Employment Agreement because of PNPL’s continuing failure to pay Mr. Salem’s salary due under Section 3.1 of the Employment Agreement (the breaches and defaults described in clauses (a) through (d) in this recital paragraph are hereinafter collectively referred to as the “Specified Forbearance Defaults”).

WHEREAS, under the terms of the Forbearance Agreement, as a result of and on the date of the occurrence of the Specified Forbearance Defaults, (a) PNPL automatically assigned and transferred 100% of the total issued and outstanding THC LLC Units to the Noteholders as of the Forbearance Period End Date, without presentment, demand, notice, protest, payment of any consideration or fees or any other requirement of any kind (all of which were expressly waived by PNPL, THC LLC and Mr. Feinstein under the Forbearance Agreement) being required from Stockholder Representative or the Noteholders (the “Automatic Assignment and Transfer”) and thus the Noteholders now collectively own 100% of the total issued and outstanding equity ownership membership interests of THC LLC (the “100% THC LLC Ownership Interests”); (b) PNPL has been removed as a member of THC LLC and has been replaced in its stead by the Noteholders as validly admitted substitute and, collectively, the sole Members of THC LLC; (c) the ownership rights transferred to the Noteholders as a result of the Automatic Assignment and Transfer included Full Member Ownership Rights; and (d) Mr. Feinstein has been replaced by Mr. Salem as the new manager of THC LLC (the remedies described in clauses (a) through (d) in this recital paragraph are hereinafter collectively referred to as the “Forbearance Default Remedies”).

WHEREAS, Mr. Feinstein is the Chief Executive Officer of PNPL and is the former manager of THC LLC and has agreed to join in this Agreement for the purpose of making certain representations, warranties and agreements.

WHEREAS, the Parties now desire to set forth in this Agreement the terms and conditions under which the Noteholders and Stockholder Representative are willing to forbear from exercising any and all of the rights of the Noteholders as the current sole and legal owners of THC LLC, which, in turn, is the sole and legal owner of the Company Assets and the Company Owned Intellectual Property Rights.

NOW THEREFORE, in consideration of the parties’ mutual promises, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

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Section 1. Recitals; Definitions

1.1 Incorporation of Recitals by Reference. The above Recitals are incorporated into this Agreement by reference. PNPL, THC LLC and Mr. Feinstein each hereby represent, warrant, confirm and agree that: (a) the above Recitals are true and correct in all respects, (b) neither the Stockholder Representative nor any of the Noteholders has ever been or is currently in breach of any representation, warranty, covenant, condition or agreement set forth in the Transaction Documents or in the Forbearance Transaction Documents; (c) Noteholders and Stockholder Representative have not, as of the date hereof, waived the Specified Defaults or the Specified Forbearance Defaults and nothing contained in this Agreement or the transactions contemplated hereby constitute such a waiver; and (d) neither PNPL, THC LLC nor Mr. Feinstein has, as of the date hereof, a valid defense or Claim against the validity or enforcement of the terms of the Transaction Documents and the Forbearance Transaction Documents.

1.2 Interpretation. All capitalized terms used herein (including in the Preamble and the Recitals hereto) shall have the respective meanings assigned thereto in the Merger Agreement or in the Forbearance Agreement unless otherwise defined herein.

1.3 Definitions.

(a) “100% THC LLC Ownership Interests” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(b) “Agreement” shall have the meaning ascribed to such term in the Preamble of this Agreement.

(c) “Automatic Assignment and Transfer” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(d) “Claim(s)” shall have the meaning(s) ascribed to such term(s) in Section 3.3(a) of this Agreement.

(e) “Delivered Consideration” shall mean the sum of: (a) any and all of the Merger Consideration previously delivered by PNPL to the Stockholder Representative and the Noteholders as of the Execution Date under the terms of the Secured Notes, the Merger Agreement and the other Transaction Documents, and (b) any and all cash payments and all other non-cash consideration of every kind (whether real or personal, tangible or intangible) previously delivered to or acquired by the Noteholders under the terms of the Forbearance Transaction Documents.

(f) “Employment Agreement” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(g) “Expiration Date” shall mean July 23, 2017.

(h) “Forbearance Agreement” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(i) “Forbearance Default Remedies” shall have the meaning ascribed to such term in the Recitals of this Agreement.

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(j) “Forbearance Transaction Documents” mean, collectively and each individually, any and all of the agreements, documents, certificates and instruments delivered pursuant to the Forbearance Agreement, including, but not limited to the Forbearance Agreement and the Salem Note, and also this Agreement, and any and all agreements and documents in connection therewith, and each and all as amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

(k) “Full Note Payment” shall have the meaning ascribed to such term in Section 4.1(b) of this Agreement.

(l) “Full Salem Note Payment” shall have the meaning ascribed to such term in Section 4.1(c) of this Agreement.

(m) “Merger Agreement” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(n) “Noteholder(s)” shall have the meaning(s) ascribed to such term(s) in the Preamble of this Agreement.

(o) “Proceeding” shall have the meaning ascribed to such term in Section 6.9(b) of this Agreement.

(p) “Releasee(s)” shall have the meaning(s) ascribed to such term(s) in Section 3.3(a) of this Agreement.

(q) “Releasor(s)” shall have the meaning(s) ascribed to such term(s) in Section 3.3(a) of this Agreement.

(r) “Return Obligations” shall have the meaning ascribed to such term in Section 4.1 of this Agreement.

(s) “Salem Obligations” shall have the meaning ascribed to such term in Section 4.3 of this Agreement.

(t) “Standstill” shall mean Stockholder Representative’s and each Noteholder’s agreement that the Noteholders, as sole and legal owners of 100% THC Ownership Interests with Full Member Ownership Rights, shall forbear from selling, assigning, transferring, encumbering, hypothecating or otherwise disposing of their respective THC LLC Units during the Standtill Period, subject to the terms, conditions, amendments and modifications set forth in this Agreement and as provided in Section 2 herein.

(u) “Standstill Default” shall mean: (a) the occurrence of any “Event of Default” (as defined in the Secured Notes) after the Execution Date; (b) the occurrence of any breach by PNPL or Mr. Feinstein of any term, agreement, condition, covenant, representation or warranty set forth in this Agreement; or (c) the failure of any representation or warranty made by PNPL or Mr. Feinstein in connection with this Agreement to be true and complete.

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(v) “Standstill Effective Date” shall have the meaning ascribed to such term in Section 2.2(a) of this Agreement.

(w) “Standstill Fee” shall have the meaning ascribed to such term in Section 3.1(a) of this Agreement.

(x) “Standstill Period” shall mean the period commencing on the Standstill Effective Date and ending on the Standstill Termination Date.

(y) “Standstill Termination Date” shall have the meaning ascribed to such term in Section 2.2(a) of this Agreement.

(z) “Specified Forbearance Defaults” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(aa) “THC LLC Installment Payments” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(bb) “Transaction Documents” shall have the meaning ascribed to such term in the Merger Agreement.

(cc) “Transfer Agreement” shall have the meaning ascribed to such term in Section 4.2 of this Agreement.

(dd) “Waivers” shall have the meaning ascribed to such term in Section 3.2 of this Agreement.

Section 2. Standstill and Reservation of Rights

2.1 Conditions for Standstill. The Standstill, and the Stockholder Representative’s and each Noteholder’s obligations in connection with the Standstill as described in Section 2 herein, are subject to the fulfillment to Stockholder Representative’s satisfaction of all of the following conditions:

(a) Stockholder Representative shall have received a duly executed copy of this Agreement.

(b) Noteholders shall have received the Standstill Fee from PNPL no later than three (3) Business Days after the Execution Date.

(c) LKP Global Law, LLP shall have received the Legal Fees from PNPL no later than three (3) Business Days after the Execution Date.

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2.2 Standstill.

(a) In reliance upon the representations, warranties, agreements and covenants of PNPL, THC LLC and Mr. Feinstein in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Stockholder Representative and each Noteholder hereby agree to the Standstill during the period (such period, hereinafter, the “Standstill Period”) commencing on the date on which PNPL timely delivers the Standstill Fee and the Legal Fees in accordance with Section 3.1 herein (such beginning date is hereinafter the “Standstill Effective Date”) and ending on the earlier of (i) the date of the occurrence of a Standstill Default; and (ii) the Expiration Date (such ending date is hereinafter the “Standstill Termination Date”).

(b) Upon the Standstill Termination Date, the Standstill and the agreement of Stockholder Representative and each Noteholder to forbear pursuant to this Agreement shall terminate automatically and without any further action, notice, demand or any other requirement of any kind being required from the Stockholder Representative or the Noteholders, it being expressly agreed that the effect of such termination or expiration permits Stockholder Representative and each Noteholder, at their sole and absolute discretion and without the requirement of any further demand, presentment, protest, notice or other requirement of any kind by Stockholder Representative or Noteholders to any Person, to immediately exercise any and all rights and remedies available to them, including, without limitation, their exercise of all rights as sole and legal owners of the 100% THC LLC Ownership Interests with Full Member Ownership Rights including but not limited to the right to sell, assign, transfer, pledge, encumber, hypothecate or otherwise dispose of their THC LLC Units.

2.3 No Waivers; Reservation of Rights.

(a) Except as expressly set forth in this Agreement, Stockholder Representative and each Noteholder have not waived, and by this Agreement, are not waiving, the Specified Defaults, the Specified Forbearance Defaults or any other breaches by PNPL or default of any condition, covenant, term, or provision of the Transaction Documents or the Forbearance Transaction Documents by PNPL and THC LLC that may exist or be continuing on the date hereof or that may occur after the date hereof (whether the same or similar to the Specified Defaults, Specified Forbearance Defaults or otherwise), and Stockholder Representative and each Noteholder have not agreed to forbear with respect to any of its rights or remedies concerning any other defaults by PNPL and THC LLC under the terms of the Transaction Documents and the Forbearance Transaction Documents that may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

(b) Subject to Section 2.2 of this Agreement, Stockholder Representative and each Noteholder reserves the right, in their sole discretion, to exercise any or all of their rights and remedies under the Transaction Documents and the Forbearance Transaction Documents as a result of any other breaches by PNPL or default of any condition, covenant, term, or provision of by PNPL of the terms of such agreements which may be continuing on the date hereof or any breaches or defaults which may occur after the date hereof, and Stockholder Representative and each Noteholder have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

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Section 3. Consideration and Releases.

3.1 Standstill and Legal Fees. In consideration of the agreements of Stockholder Representative and each Noteholder contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PNPL hereby agrees to make the following payments to or on behalf of the Noteholders (all payments due under this Section 3.1 shall be delivered via electronic transfer to the trust account of LKP Global Law, LLP in accordance with wire transfer instructions attached hereto as Exhibit A):

(a) PNPL shall pay the Noteholders a non-refundable and non-cancelable standstill fee of Sixty Thousand Dollars ($60,000) (the “Standstill Fee”) which fee shall be payable no later than three (3) Business Days after the Execution Date and shall be deemed fully earned upon receipt by the Noteholders; and

(b) PNPL shall pay all 50% of the legal fees and costs incurred by the Stockholder Representative and the Noteholders arising out of or related to PNPL’s breaches of the Transaction Documents and the Forbearance Transaction Documents, and the negotiation, preparation and execution of this Agreement, which, as of the Execution Date, equals $20,868 (the “Legal Fees”). The Legal Fees payment shall be made to Noteholders’ and Stockholder Representative’s legal counsel, LKP Global Law, LLP, no later than three (3) Business Days after the Execution Date. The Parties hereby agree: (i) that PNPL’s payment of the Legal Fees in accordance with this Section 3.1(b) shall not in any way limit or negate any other liability of PNPL or Mr. Feinstein for all such fees, costs and expenses under the terms and conditions set forth in the Transaction Documents and the Forbearance Transaction Documents; and (ii) that this provision is in addition to, and is not intended to restrict, limit, modify or amend any provision relating to fees, costs and expenses incurred by Stockholder Representative or any Noteholder as provided in any Transaction Documents, Forbearance Transaction Documents or any obligation of PNPL and Mr. Feinstein relating thereto.

3.2 Immediate Effectiveness of Waivers, Covenants Not to Sue, Releases and Termination of Lock Up Agreements. In further consideration of the agreements of Stockholder Representative and each Noteholder contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PNPL, THC LLC and Mr. Feinstein hereby agree that any and all waivers, releases and covenants not to sue by PNPL, THC LLC and Mr. Feinstein contained in this Agreement (collectively, the “Waivers”), including, but not limited to, those set forth in Sections 3.3 through 3.5 herein and the termination of lock up agreement set forth in Section 3.6 (the “Lock Up Terminations”), shall be unconditionally and irrevocably effective immediately on the Execution Date, without any further Notice, action, demand or consideration of any kind being required to be taken or delivered by either the Stockholder Representative or the Noteholders. For avoidance of doubt, PNPN, THC LLC and Mr. Feinstein hereby acknowledge, confirm and agree that all of the Waivers contained herein and the Lock Up Terminations shall remain unconditionally and irrevocably effective upon the full execution of this Agreement on the Execution Date even if PNPL subsequently fails to deliver the Standstill Fee and the Legal Fees in accordance with the terms set forth in Section 3.1 herein, or if either PNPL or Mr. Feinstein otherwise breaches any other representation, warranty, term, agreement, covenant, condition of this Agreement after the Execution Date. The Parties hereby acknowledge and agree that the agreement by the Parties herein that the Waivers and the Lock Up Terminations contained in this Agreement shall be unconditionally and irrevocably effective on the Execution Date is an integral part of the transactions contemplated by this Agreement and without such agreement, neither the Stockholder nor the Noteholders would have entered into this Agreement.

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3.3 Release.

(a) In further consideration of the agreements of Stockholder Representative and each Noteholder contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PNPL, THC LLC and Mr. Feinstein, on behalf of itself and its successors, assigns and other legal representatives (PNPL, THC LLC and Mr. Feinstein and all such other persons being hereinafter referred to collectively as “Releaser” and individually as a “Releaser”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Stockholder Representative and each Noteholder, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Stockholder Representative and each Noteholder and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, rights of contribution, rights of reimbursement, rights of indemnification, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with any of the Transaction Documents or any of the Forbearance Transaction Documents or transactions thereunder or related thereto.

(b) It is the intention of PNPL, THC LLC and Mr. Feinstein that this Agreement and the release set forth above shall constitute a full and final accord and satisfaction of all Claims that each may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, PNPL, THC LLC and Mr. Feinstein, on behalf of itself and each other Releasor, expressly absolutely, unconditionally and irrevocably waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to Claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Agreement and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. PNPL, THC LLC and Mr. Feinstein, each on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

PNPL, THC LLC and Mr. Feinstein, each on behalf of itself and each other Releasor, absolutely, unconditionally and irrevocably waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and PNPL, THC LLC and Mr. Feinstein, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

(c) PNPL, THC LLC and Mr. Feinstein, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) PNPL, THC LLC and Mr. Feinstein, agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

3.4 Covenant Not to Sue. PNPL, THC LLC and Mr. Feinstein, on behalf of itself, each Releasor and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by PNPL, THC LLC and Mr. Feinstein, pursuant to Section 3.3(a) above. If PNPL, THC LLC and Mr. Feinstein, or any of their successors, assigns or other legal representations violates the foregoing covenant, PNPL, THC LLC and Mr. Feinstein, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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3.5 Release of THC LLC. In consideration of the agreements of Stockholder Representative, THC LLC and each Noteholder contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding anything to the contrary herein or in any other Transaction Document or Forbearance Transaction Document, PNPL and Mr. Feinstein each hereby absolutely, unconditionally and irrevocably waives, releases and abrogates any and all rights and Claims of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which PNPL or Mr. Feinstein may now or hereafter own, hold, have or claim to have against THC LLC and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives or any of them (collectively, hereinafter referred to as the “THC LLC Releasees”), for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with any of the Transaction Documents, the Forbearance Transaction Documents or any other agreement, including, without limitation, any Claims by which PNPL or Mr. Feinstein seek contribution, indemnification or any other form of reimbursement from THC LLC for any and all payments made by PNPL or Mr. Feinstein under or in connection with this Agreement, the Transaction Documents or the Forbearance Transaction Documents. It is the intention of PNPL and Mr. Feinstein that this Agreement and the release set forth in this Section 3.5 shall constitute a full and final accord and satisfaction of all Claims that each may have or hereafter be deemed to have against the THC LLC Releasees as set forth herein. In furtherance of this intention, PNPL and Mr. Feinstein each expressly absolutely, unconditionally and irrevocably waives any statutory or common law provision that would otherwise prevent the release set forth in this Section 3.5 from extending to Claims that are not currently known or suspected to exist in PNPL’s or Mr. Feinstein’s favor at the time of executing this Agreement and which, if known by PNPL or Mr. Feinstein, might have materially affected the agreement as provided for hereunder. PNPL and Mr. Feinstein also hereby acknowledges that it is familiar with Section 1542 of California Civil Code as described in Section 3.3(b) herein, and each of them absolutely, unconditionally and irrevocably waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and PNPL and Mr. Feinstein each acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver. PNPL and Mr. Feinstein each also hereby acknowledges and agrees: (a) that the release set forth in this Section 3.5 may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; and (b) that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth in this Section 3.5.

3.6 Demand Registration Rights;. The Noteholders may at any time request in writing that PNPL file a registration statement under the Securities Act of 1933, as amended, covering the registration of all of the shares owned by the Noteholders (the “Registrable Securities”) and will use its commercially reasonable efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

Section 4. Return of THC LLC Units.

4.1 Return Covenants. In consideration of the agreements of PNPL, THC LLC and Mr. Feinstein contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Noteholders and Stockholder Representative hereby agree that upon full satisfaction by PNPL of all of the following covenants and conditions (collectively, the “Return Obligations”) on or before the Expiration Date, (a) the Standstill shall be deemed terminated, and (b) the Noteholders hereby agree that they shall collectively assign and transfer back to PNPL the 100% THC LLC Ownership Interests in accordance with the return procedures set forth in Section 4.2 herein (all payments to be made under this Section 4.1 shall be delivered via electronic transfer to the trust account of LKP Global Law, LLP in accordance with wire transfer instructions attached hereto as Exhibit A):

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(a) PNPL shall have timely delivered the Standstill Fee and the 50% of the Legal Fee in accordance with terms set forth under Section 3.1 herein; AND paid the balance of the full Legal Fee prior to the execution of the Return Obligations.

(b) PNPL shall have delivered to the Noteholders the Final Note Payment together with additional interest thereon (the sum of the Final Note Payment plus the additional interest owed hereunder are hereinafter referred to as the “Full Note Payment”), with such interest accruing from December 4, 2016 and through the earlier of: (i) the Expiration Date, and (ii) the date of PNPL’s delivery of the Full Note Payment to the Noteholders, and at an interest rate equal to six percent (6%) per annum on the basis of actual number of days elapsed and a year of 365 days;

(c) PNPL shall have delivered to Mr. Salem all payment amounts due and owing to Mr. Salem under the Salem Note (the “Salem Note Payment”), together with additional interest thereon (the sum of the Salem Note Payment plus the additional interest owed hereunder are hereinafter referred to as the “Full Salem Note Payment”), with such interest accruing from December 4, 2016 and through the earlier of (i) the Expiration Date, and (ii) the date of PNPL’s delivery of the Full Salem Note Payment to the Noteholders, and at an interest rate equal to six percent (6%) per annum on the basis of actual number of days elapsed and a year of 365 days;

(d) [intentionally omitted]; and

(e) No Standstill Defaults shall have occurred.

4.2 Return Procedures. Upon full satisfaction of the Return Obligations in accordance with Section 4.1 herein, PNPL hereby agrees to prepare and deliver to the Stockholder Representative an Assignment and Transfer Agreement (the “Transfer Agreement”) which the Noteholders shall execute in order to assign and transfer back to PNPL of the 100% THC LLC Ownership Interests. The terms of such Transfer Agreement shall be mutually agreed upon by PNPL, the Stockholder Representative and Noteholders prior to execution and such agreement shall not be unreasonably withheld or delayed by any party thereto. The legal fees associated with the return procedures set forth in this Section 4.2 shall not exceed $5,000.

4.3 Obligations Related to Salem Note. PNPL hereby agrees that it shall be solely liable for all amounts owed to Mr. Salem under the Employment Agreement, the Salem Note and for the Full Note Payment (collectively, the “Salem Obligations”) and that, as of the Execution Date, THC LLC is not and shall not be liable for payment or satisfaction any of the Salem Obligations. PNPL hereby absolutely, unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity, to assert any cross claims or any other Claims against THC LLC arising out, related to or in connection with the Salem Obligations or PNPL’s sole liability for and payment of the Salem Obligations.

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4.4 Acknowledgments Regarding Return Failure. For avoidance of doubt, PNPL, THC LLC and Mr. Feinstein hereby acknowledge, confirm and agree that in the event PNPL fails to fully satisfy the Return Obligations in accordance with the terms set forth in Section 4.1 on or before the Expiration Date: (a) the Noteholders shall be entitled to keep any and all Delivered Consideration in addition to maintaining its valid, legal and effective ownership of its 100% THC LLC Ownership Interests with Full Member Ownership Rights, and (b) neither PNPL, THC LLC or Mr. Feinstein shall have any valid defense, right of set-off, counterclaim, cross-complaint, or any other Claim of any kind or nature whatsoever, at law or in equity, with respect to the Noteholders’ valid and effective legal ownership of the Delivered Consideration and the 100% THC LLC Ownership Interests with Full Member Ownership Rights.

Section 5. Representations, Warranties and Covenants Of PNPL, THC LLC and Mr. Feinstein. PNPL, THC LLC and Mr. Feinstein, hereby represents, warrants and covenants to the Stockholder Representative and each Noteholder as follows:

5.1 Representations in Transaction Documents. PNPL, THC LLC and Mr. Feinstein, reaffirm the terms and conditions of the Transaction Documents and the Forbearance Transaction Documents. Their respective representations, warranties and covenants in the Transaction Documents and the Forbearance Transaction Documents are true and correct in all material respects as of the Execution Date (except for those specifically related to an earlier date).

5.2 Power and Authority. PNPL, THC LLC and Mr. Feinstein each have all requisite legal and other power and authority to execute and deliver this Agreement and carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of PNPL, THC LLC and Mr. Feinstein enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3 Binding Effect of Documents. This Agreement, the Transaction Documents and the Forbearance Transaction Documents have been duly executed and delivered to the Stockholder Representative and the Noteholders by PNPL, THC LLC and Mr. Feinstein, and are in full force and effect, as modified hereby.

5.4 No Conflict. The execution, delivery and performance of this Agreement by PNPL, THC LLC and Mr. Feinstein, will not violate any requirement of law or material contractual obligation of PNPL, THC LLC or Mr. Feinstein and will not result in, or require, the creation or imposition of any lien on any of their properties or revenues.

5.5 Sale or Transfer. THC LLC is the sole and absolute legal owner of the Company Assets and the Company Owned Intellectual Property Rights and neither PNPL, THC LLC nor Mr. Feinstein has sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Company Assets and the Company Owned Intellectual Property Rights or any portion thereof.

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5.6 No Impairment. PNPL, THC LLC and Mr. Feinstein each shall not take any actions (a) that would impair their ability to perform their obligations hereunder, (b) that would impair, damage, assign, transfer, hypothecate, encumber, mortgage or otherwise dispose of any THC LLC Units, the Company Assets or the Company Owned Intellectual Property Rights or any portion thereof; or (c) that would impair their ability to satisfy any of the terms hereof.

5.7 Other Events of Default. PNPL and Mr. Feinstein acknowledge, confirm and agree that any misrepresentation herein by PNPL or Mr. Feinstein, or any failure of PNPL or Mr. Feinstein to comply with the covenants, conditions and agreements of this Agreement shall constitute a Standstill Default under this Agreement.

Section 6. Provisions of General Application

6.1 Effect of this Agreement. Except as otherwise expressly set forth herein, the execution of this Agreement shall not by implication or otherwise, (a) limit, impair, constitute a waiver of, or otherwise affect any right, power or remedy of the Noteholders or the Stockholder Representative under the Transaction Documents or the Forbearance Transaction Documents, (b) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents or the Forbearance Transaction Documents, all of which shall continue in full force and effect in accordance with the provisions thereof, or (c) serve to effect a novation of any and all obligations and liabilities owed by PNPL and THC LLC to the Stockholder Representative and the Noteholders under the Transaction Documents or the Forbearance Transaction Documents. To the extent of conflict between the terms of this Agreement and either Transaction Documents or the Forbearance Transaction Documents, the terms of this Agreement shall control. The Parties hereto agree to be bound by the terms and obligations of the Transaction Documents and the Forbearance Transaction Documents, as modified by this Agreement, as though the terms and obligations of this Agreement were set forth in the Transaction Documents and in the Forbearance Transaction Documents.

6.2 Effectiveness. This Agreement shall become effective upon full execution by the Parties on the Execution Date. The Standstill shall become effective on the Standstill Effective Date.

6.3 Notice. Any notice, demand, consent, request, instruction or other communication required or permitted hereunder (each a “Notice” and collectively “Notices”)) shall be in writing, delivered either via nationally recognized overnight courier or via hand-delivery to addresses that are set forth below (or at such other address for a Party as shall be specified by like notice):

(a) if to PNPL or Mr. Feinstein, to:

Pineapple Express, Inc.
10351 Santa Monica Blvd., Suite 420
Los Angeles, CA. 90025
Attention: Mr. Matthew Feinstein, CEO
Tel. No.: (877) 310-7675

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(b) if to Ramsey Houston Salem, Stockholder Representative or Ana Montoya, to:

Mr. Ramsey H. Salem
______________________
______________________
Tel. No.: (310) 436-3091

(c) if to LKP Global Law, LLP, to:

LKP Global Law, LLP
1901 Avenue of the Stars, Suite 480
Los Angeles, California 90067
Attention: Kevin Leung, Esq.
Tel. No.: (424) 239-1890

Each Notice shall be deemed sufficiently given, received and effective on the earliest of: (i) the second Business Day following the date of mailing, if such Notice is delivered by nationally recognized overnight courier service, or (ii) the date of actual receipt by the party to whom such Notice is required or permitted to be given, if such Notice is hand-delivered to such party. If any Notice cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 6.3), or the refusal to accept same, the Notice shall be deemed received on the second Business Day after the Notice is sent (as evidenced by a sworn affidavit of the sender).

6.4 Further Assurances. The Parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors and assigns.

6.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and any other related documents, and no investigation by the Stockholder Representative or any Noteholder or any closing shall affect the representations and warranties or the right of Stockholder and each Noteholder to rely upon them.

6.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such invalid, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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6.8 Reviewed by Attorneys. PNPL, THC LLC and Mr. Feinstein each represents and warrants to the Stockholder Representative and each Noteholder that it: (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement; (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as PNPL, THC LLC or Mr. Feinstein may wish; and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The Parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all Parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

6.9 Choice of Law and Venue; Consent to Jurisdiction.

(a) The validity of this Agreement, the construction, interpretation, and enforcement hereof and thereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

(b) Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any Proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the City and County of Los Angeles, State of California shall have in personal jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or Proceeding in connection with, arising out of or related to this Agreement. Each Party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 6.9 in the manner set forth in Section 6.3 of this Agreement for the giving of notice. Any final judgment rendered against a Party in any Proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law. If any Proceeding arises or is commenced to interpret, enforce or recover damages for the breach of any term of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees actually incurred, together with other costs relating to any such Proceeding. “Proceeding” shall mean any action, claim, demand, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced,

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(c) No Claim may be made by PNPL or Mr. Feinstein against the Stockholder Representative, the Noteholders, or any affiliate, director, officer, employee, counsel, representative, agent, or attorney-in-fact of any of them for any special, indirect, consequential, punitive or exemplary damages or losses in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this agreement, or any act, omission, or event occurring in connection therewith, and PNPL and Mr. Feinstein each hereby waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

6.10 Right to Equitable Remedies. The Parties acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached by PNPL or Mr. Feinstein, and (b) remedies at law would not be adequate to compensate the Stockholder Representative or the Noteholders. Accordingly, the Stockholder Representative and each of the Noteholders shall have the right, in addition to any other rights and remedies existing in their favor, to an injunction or injunctions to prevent breaches or threatened breaches by PNPL, THC LLC or Mr. Feinstein of the provisions of this Agreement and to enforce their rights hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief without the necessity of proving the inadequacy of money damages as a remedy. The right to equitable relief, including specific performance and injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement. PNPL, THC LLC and Mr. Feinstein each hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies. PNPL, THC LLC and Mr. Feinstein each hereby agrees not to assert that specific performance, injunctive and other equitable remedies are unenforceable, violate public policy, invalid, contrary to law or inequitable for any reason. The right of specific performance, injunctive and other equitable remedies is an integral part of the transactions contemplated by this Agreement and, without that right, neither the Stockholder Representative or the Noteholders would have entered into this Agreement.

6.11 Confidentiality. No public announcement concerning this Agreement will be made by any Party without the written consent of the other Parties, except as required by law. All information provided by one Party to the other in connection with the preparation and execution of this Agreement or otherwise in connection with the transactions contemplated herein shall be deemed to be “confidential information,” and each Party agrees not to disclose such confidential information other than to its legal advisors, accountants, employees and agents who need to know such information for the purpose of consummating the transactions described herein. The Parties hereby agree not to disparage each other and, if applicable, their officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that the Parties may respond accurately and fully to any question, inquiry or request for information when required by legal process.

6.12 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, each of their affiliates and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

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6.13 Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. The provisions of this Agreement may be altered, amended or repealed in whole or in part only upon the written consent of all Parties. No relaxation, forbearance, delay, or indulgence by a Party in enforcing its rights hereunder or the granting of time by such Party will prejudice or affect its rights hereunder. No waiver of a breach or provision of this Agreement will be deemed effective, unless provided in writing by the allegedly waiving Party, and shall be effective only to the extent specifically set forth in such writing. A waiver by a Party of a breach or provision will not operate as a waiver of any other breach or provision, or of any subsequent or continuing breach.

6.14 Conflicts of Interest. The Parties understand and acknowledge that Mr. Salem is executing this Agreement on behalf of THC LLC as its manager, as Stockholder Representative and also for himself, as one of the Noteholders, and each Party hereto hereby (a) consents to Mr. Salem’s acting on behalf of such above-described parties under this Agreement, and (b) irrevocably, unconditionally and voluntarily waives any conflict of interest that exists or may arise because of Mr. Salem’s actions on behalf of such parties in connection with this Agreement and the transactions contemplated by this Agreement including, without limitation, his execution of this Agreement for or on behalf of such parties to the extent that such conflict of interest may be used as defense to the validity and enforcement of the terms of this Agreement.

6.15 Construction. When a reference is made in this Agreement to Sections such reference shall be to a Section of this Agreement unless otherwise indicated. The titles, captions or headings of the Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not so stated.

6.16 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. This Agreement may be executed in on or more counterparts, each of which shall be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed and delivered by electronic email or facsimile (including scanning) transmission with the same force and effect as if it were executed and delivered by the Parties simultaneously in the presence of one another, and signatures on an email or a facsimile copy hereof shall be deemed authorized original signatures.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

PINEAPPLE EXPRESS, INC.			NOTEHOLDERS:

By:	/s/ Matthew Feinstein		Ramsey Houston Salem, individually and as Stockholder Representative
Matthew Feinstein,
Chief Executive Officer
/s/ Ramsey Houston Salem
THC INDUSTRIES, LLC			Ramsey Houston Salem

By:	/s/ Ramsey Houston Salem
Name:	Ramsey Houston Salem		Ana Montoya
Title:	Manager
/s/ Ana Montoya
MATTHEW FEINSTEIN			Ana Montoya

/s/ Matthew Feinstein
Matthew Feinstein			LKP Global Law, LLP

		By:	/s/ Kevin K. Leung, Esq.
Kevin K. Leung, Esq.,
Partner

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EXHIBIT A

LKP GLOBAL LAW, LLP

WIRE TRANSFER INSTRUCTIONS

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